EXHIBIT 10.1








                   MPD TECHNOLOGIES, INC.










                 LOAN AND SECURITY AGREEMENT


                 As of:  February 13, 1997


                       $13,000,000













                       IBJ SCHRODER BANK & TRUST COMPANY
                       (AS LENDER AND AS AGENT)










                    LOAN AND SECURITY AGREEMENT


          THIS LOAN AND SECURITY AGREEMENT is made as of February 13, 1997, by and among MPD TECHNOLOGIES, INC., a New York corporation with its chief executive office and principal place of business at 49 Wireless Boulevard, Hauppauge, New York 11788 ("Borrower"), the various financial institutions which are now or which become a party hereto (each a "Lender" and collectively, the "Lenders") and IBJ SCHRODER BANK & TRUST COMPANY a New York banking corporation as agent for the Lenders (IBJS, in such capacity, the "Agent") with an office at One State Street, New York, New York 10004.

          In consideration of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

SECTION 1.  GENERAL DEFINITIONS

          1.1 Defined Terms. When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower; (ii) which beneficially owns or holds 20% or more of any class of the Voting Stock of Borrower; or (iii) 20% or more of the Voting Stock (or in the case of a Person which is not a corpora-tion, 20% or more of the equity interest) of which is beneficially owned or held by Borrower or a Subsidiary of Borrower. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          Agreement - as defined in the preamble hereof.

          Alternate Base Rate - for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and
(ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

          Base Rate - the base commercial lending rate of IBJS as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by IBJS as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by IBJS to any particular class or category of customers of IBJS.

          Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (a)  Maximum Revolving Amount minus the L/C Reserve;
          or

               (b)  an amount equal to:

               (i) eighty-five percent (85%) (or such lesser percentage as Agent may reasonably determine from time to time) of the net amount of Eligible Accounts outstanding at such date;

                              PLUS

               (ii) the lesser of (a) $6,000,000 or (b) the sum of
          (w) forty percent (40%) (or such lesser percentage as Agent may reasonably determine from time to time) of the value of Eligible Inventory consisting of raw materials plus (x) forty percent (40%) (or such lesser percentage as Agent may reasonably determine from time to time) of the value of Eligible Inventory consisting of work-in-process that is supported by purchase orders;

                         MINUS (subtract from the sum
                  of clauses (i)and (ii) above)

               (iii)  Special Reserves and the L/C Reserve.

          For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts, (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          Business Day - a day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New
York or is a day on which banking institutions located in such state are closed.

          Capital Expenditures - expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise and the principal portion of payments with respect to Capitalized Lease Obligations.

          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          CERCLA - the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C.
9601 et seq.

          Change of Ownership - the occurrence of one or more of the following events:

          (a) Charterhouse Equity Partners, L.P. shall cease to own (directly or indirectly) at least forty percent (40%) of the issued and outstanding Voting Stock of MPDI other than a decrease in ownership to an amount not less than twenty percent (20%) which occurs solely as a result of a secondary public offering of the Voting Stock of MPDI; and

          (b) MPDI shall cease to own one hundred percent (100%) of the issued and outstanding capital stock of Borrower.

          Closing Date - the date on which all of the conditions precedent in Section 10 are satisfied.

          Code - the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

          Collateral - all of the Property and interests in Property described in Section 4 hereof, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Commitment Percentage - of any Lender, the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 13.7(B) hereof.

          Commitment Transfer Supplement - a document in the form of Exhibit 13.7 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Loans under this Agreement.

          Consolidated Basis - the consolidation in accordance with GAAP of the accounts or other items as to which such terms apply.

          Contract Year - any successive twelve month period subsequent to the Closing Date.

          Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in Section 3.1(B) of this Agreement.

          Defaulting Lender - shall have the meaning set forth in
Section 2.17(A) hereof.

          Distribution - (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of Borrower, other than dividends or distributions payable solely in shares of common stock of Borrower,
(b) the purchase, redemption, or other retirement of any shares of any class of capital stock of Borrower, or any warrant or option relating to, or right to acquire, any such shares, directly or indirectly, (c) the return of capital by Borrower to any of its shareholders as such, or (d) any other distribution on or in respect of any other shares of any class of capital stock of Borrower.

          Dollar - and the sign "$" shall mean lawful money of the United States of America.

          Dominion Account - a special account of Agent established by Borrower pursuant to this Agreement at such bank selected by Borrower, but acceptable to Agent in its sole discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

          Earnings Before Interest and Taxes - for any period, the sum of (i) Borrower's net income (or loss) of Borrower for such period, plus (ii) all interest expense of Borrower for such period, plus (iii) all charges against Borrower's income for such period for federal, state and local taxes.

          EBITDA - for any period, the sum of (i) Earnings Before
Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

          Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Agent, in its reasonable credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or (ii) it is due or unpaid more than (a) ninety (90) days after the original invoice date if no due date was specified or (b) the earlier of (1) sixty (60) days after the due date specified in the original invoice or (2) one hundred-twenty (120) days after the invoice date of such dated original invoice provided, however, that Revolving Credit Loans against such Accounts shall not exceed $1,000,000 at any time or from time to time; or (iii) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or (iv) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (v) the Account Debtor is also Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or (vii) it arises from a sale to an Account Debtor outside the United States, unless either the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its reasonable discretion or if such sale is not on letter of credit terms, Agent agrees in its sole and absolute discretion that such Account shall be an Eligible Account provided, however, that only forty percent (40%) of such sales at any time shall be deemed Eligible Accounts for the purpose of calculating the Borrowing Base; or (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or (ix) Agent believes, in its reasonable judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or (xi) the Account is subject to a Lien other than a Permitted Lien; or (xii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xiii) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Agent, in its reasonable discretion, to the extent such Account exceeds such limit; or (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xvii) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes.

          Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which Agent, in the exercise of its reasonable credit judgment, deems to be Eligible Inventory (less Inventory Reserves). Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Agent's reasonable opinion, it (i) is raw materials, work-in-process or finished goods, (ii) is in good, new and saleable condition, (iii) is not obsolete or unmerchantable, (iv) meets all standards imposed by any governmental agency or authority, (v) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof, (vi) is at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien and (vii) is situated at a location in compliance with Section 4.6 hereof and is not in transit.

          Environmental Complaint - as defined in Section 9.1(Q) of this Agreement.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters, including, but not limited to, the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Toxic Substances Control Act, as amended; the Clean Water Act; the River and Harbor Act; the Water Pollution Control Act; the Marine Protection Research and Santuanes Act; the Deep-Water Act; the Superfund Amendments and Reauthorization Act of 1986; the Federal Insecticide, Fungicide and Rodenticide Act; the Mineral Lands and Leasing Act; the Surface Mining Control and Reclamation Act; state and federal superlien and environmental cleanup programs and laws; and U.S. Department of Transportation regulations.

          Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures (other than fixtures which are subject to a mortgage lien of SCIDA and which do not constitute machinery and equipment which are used in Borrower's business), motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations and owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          ERISA - the Employee Retirement Income Security Act of
1974 and all rules and regulations from time to time promulgated thereunder.

          ERISA Affiliate - each trade or business (whether or not incorporated) which, together with Borrower, would be treated as a single employer under Section 4001(a)(14) of ERISA or IRC Section
414(b), (c), (m), (n) or (o), as applicable.

          Event of Default - as defined in Section 11.1 of this Agreement.

          Excess Availability - as of the Closing Date, the Borrowing Base minus the sum of (i) outstanding Revolving Credit Loans plus (ii) all trade indebtedness of Borrower outstanding beyond sixty (60) days plus (iii) fees and expenses for which Borrower is liable but which have not been paid or charged to Borrower's Account.

          Federal Funds Rate - for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by IBJS from three Federal funds brokers of recognized standing selected by IBJS.

          Fixed Charge Coverage - with respect to a particular period, the ratio of (a) EBITDA minus the sum of (i) (a) Capitalized Expenditures made during the three (3) month period ending March 31, 1997 in excess of $375,000; (b) Capital Expenditures made during the six (6) month period ending June 30, 1997 in excess of $750,000; (c) Capital Expenditures made during the nine (9) month period ending September 30, 1997 in excess of $1,125,000; (d) Capital Expenditures made during the twelve (12) month period ending December 31, 1997 and for each fiscal quarter thereafter for the twelve (12) month period then ended in excess of $1,500,000 and (ii) taxes paid during such period to (b) all cash expended to make interest and scheduled principal payments on Indebtedness (including, without limitation, capitalized leases) during such period.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangibles - all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all chooses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

          Guarantor - MPDI and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

          Guaranty Agreements - each of the Guaranty Agreements which are to be executed by any Guarantor in form and substance satisfactory to Agent.

          Hazardous Discharge - as defined in Section 9.1(Q) hereof.

          Hazardous Substance - without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

          Hazardous Wastes - all hazardous waste materials subject to regulation under CERCLA, RCRA or similar applicable state law, and any other applicable Federal and state environmental laws now in force or hereafter enacted relating to hazardous waste disposal.

          Indebtedness - as applied to a Person means, without duplication (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations, (ii) all obligations of other Persons which such Person has guaranteed and (iii) in the case of Borrower (without duplication), the Obligations.

          Inventory - shall mean and include as to Borrower's inventory, whether now owned or hereafter acquired by Borrower, including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

          Inventory Reserve - at any time an amount equal to the aggregate sum of progress payments which have been made to Borrower by the United States or any department, agency or instrumentality ("Government") thereof, for the purpose of acquiring Inventory by Borrower in connection with the performance of its contractual obligations with the Government.

          Issuing Bank - as defined in Section 2.10 hereof.

          LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit then outstanding.

          Lender and Lenders - as defined in the introductory paragraph hereof and shall include each Person which is a Purchasing Lender.

          Letter of Credit - any letter of credit issued by Agent or any of Agent's Affiliates or any Issuing Bank for the account of Borrower.

          LC Reserve - at any time, an amount equal to the LC
Amount.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account, with respect to Borrower, established on the books of Agent pursuant to Section 2.5 hereof.

          Loan Documents - this Agreement, the Other Agreements and the Security Documents.

          Loans - all loans and advances made by Lenders pursuant to this Agreement, including, without limitation, all Revolving
Credit Loans and the Term Loan.

          Maximum Revolving Amount - Ten Million Three Hundred
Thousand Dollars ($10,300,000).

          Money Borrowed - as applied to Indebtedness, means (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; and (iv) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

          MPDI - Microwave Power Devices, Inc. (f/k/a MPD Holdings, Inc.), a Delaware Corporation which owns one hundred percent (100%) of the outstanding shares of the capital stock of Borrower.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Notes - the Term Note and the Revolving Credit Note.

          Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Agent or Lenders of any kind or nature, present or future, whether or not evidenced by any note, guaranty, or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower under any of the Loan Documents.

          Original Term - as defined in Section 3.2 of this Agreement.

          OSHA - the Occupational Safety and Health Act, and all rules and regulations from time to time promulgated thereunder.

          Other Agreements - any and all agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower and delivered to Agent and/or any Lender in respect to the transactions contemplated by this Agreement, including, without limitation, the Notes.

          Participant - each Person who shall be granted the right by any Lender to participate in any of the Loans and who shall enter into a participation agreement in form and substance satisfactory to such Lender.

          Payment Office - initially, One State Street, New York,
New York 10004; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

          PBGC - the Pension Benefit Guaranty Corporation or any successor agency.

          Permitted Liens - any Lien of a kind specified in subparagraphs (i) through (x) of Section 9.2(H) of this Agreement.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed either (a) $2,000,000 in any fiscal year or (b) $5,000,000 in the aggregate during the Original Term. For the purposes of this definition, (i) the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation, and (ii) any renewals, extensions or refinancings, of Purchase Money Indebtedness shall not be computed in the limitation set forth above.

          Person - an individual, partnership, corporation, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Prepayment Date - as defined in Section 3.3 hereof.

          Prepayment Fee - as defined in Section 3.3 hereof.

          Prohibited Transaction - any transaction described in
Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Sections 4975(c)(2) or (d) of the IRC, and which could result in any excise tax, fine, penalty or other liability being imposed on Borrower.

          Projections - MPDI's and Borrower's forecasted consolidated (a) balance sheets, (b) profit and loss statements and
(c) cash flow statements, all prepared on a consistent basis with MPDI's and Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether personal or mixed, or tangible or intangible.

          Purchase Money Indebtedness - means and includes (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          Purchasing Lender - as defined in Section 13.7(C) hereof.

          Real Property - all of Borrower's right, title and interest in and to the premises located at 49 Wireless Boulevard, Hauppauge, New York.

          Rentals - as defined in Section 9.2(W) of this Agreement.

          Renewal Terms - as defined in Section 3.2 of this Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Required Lenders - Lenders holding at least fifty one percent (51%) of the Loans as of the most recent Settlement Date and, if no Loans are then outstanding, Lenders holding at least fifty one percent (51%) of the Commitment Percentages.

          Restricted Investment - any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following: (i) investments in one or more Subsidiaries of Borrower; (ii) Property to be used in the ordinary course of business; (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries; (iv) investments in direct obligations, or in money market funds which invest in direct obligations, of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

          Revolving Credit Loan - a Loan made by Lenders as provided in Section 2.1 of this Agreement.

          Revolving Credit Note - the secured promissory note to be executed by Borrower on the Closing Date to evidence the Revolving Credit Loan, which shall be in the form of Exhibit 2.1 attached hereto.

          SCIDA - Suffolk County Industrial Development Agency.

          Security - shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

          Security Documents - the Guaranty Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

          Settlement Date - the Closing Date and thereafter
Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

          Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts),
(ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Special Reserves - as defined in Section 2.1(A) of this Agreement.

          Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Term Loan - the loan made by Lenders as provided in
Section 2.3 of this Agreement.

          Term Note - the secured promissory note to be executed by Borrower on the Closing Date to evidence the Term Loan, which shall be in the form of Exhibit 2.3 attached hereto.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Week - the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in Section 9.1(K), and all financial data pursuant to the Agreement shall be prepared in accordance with such principles. All financial terms and the calculation of the Borrower's compliance with all financial covenants herein contained shall include only the accounts of MPDI (exclusive of any Subsidiary of MPDI other than the Borrower) and Borrower and its Subsidiaries.

          1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

          1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


SECTION 2.  CREDIT FACILITY

          Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a total credit facility of up to THIRTEEN MILLION AND XX/100 DOLLARS ($13,000,000.00) available upon Borrower's request therefor, as follows:

          2.1  Revolving Credit Loans.

               (A) Subject to all the terms and conditions of this Agreement, each Lender, severally and not jointly agrees, so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 2.2 hereof, in amounts determined by Agent in its reasonable discretion, up to a maximum principal amount at any time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base at such time. It is expressly understood and agreed that Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time. If the unpaid balance of the Revolving Credit Loans should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Revolving Credit Loans
(1) shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof and (2) shall, with respect to such excess, be immediately due and payable upon demand by Agent or Lenders. In no event shall the Borrower be authorized to request a Loan at any time that there exists a Default or an Event of Default. Notwithstanding the foregoing provisions of this Section 2.1(A), Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall reasonably deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 2.1(A), including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory;
(iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; and (v) such other matters, events, conditions or contingencies as to which Agent, in its reasonable credit judgment determines reserves should be established from time to time hereunder ("Special Reserves").

               (B) The Revolving Credit Loans shall be used solely to (i) repay existing indebtedness owed to Fleet Capital
Corporation, (ii) pay fees and expenses relating to this transaction and (iii) to provide for its working capital needs.

               (C)  Borrower's obligation to repay the Revolving
Credit Loans shall be evidenced by the Revolving Credit Note.

          2.2  Manner of Borrowing Revolving Credit Loans.
Borrowings under the credit facility established pursuant to
Section 2.1 shall be as follows:

               (A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and
(iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due;

               (B) Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this Section 2.2 as follows:
(i) the proceeds of each Revolving Credit Loan requested under
Section 2.2(A)(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time, if such borrowing request is received by 11:00 a.m. New York time on the same Business Day and if received later than 11:00 a.m. New York time on the next succeeding Business Day; and (ii) the proceeds of each Revolving Credit Loan requested under Section 2.2(A)(ii) or (iii) shall be disbursed by Agent by way of direct payment of the relevant Obligation.

          2.3 Term Loan. Subject to the terms and conditions set forth herein, each Lender, severally and not jointly, will make a term loan to Borrower in the sum equal to such Lender's Commitment Percentage of $2,700,000 ("Term Loan"). The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default hereunder or termination of this
Agreement: $50,000 on the first day of each month commencing with April, 1997 with the outstanding principal balance due on the last day of the Term and shall otherwise be evidenced by and subject to the terms and conditions set forth in a secured promissory note in substantially the form of the note attached hereto as Exhibit 2.3 ("Term Note").

          2.4 All Loans to Constitute One Obligation. All Loans to Borrower shall constitute one general obligation of Borrower, and shall be secured by Agent's security interest in and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time or times hereafter granted by Borrower to Agent for the benefit of Lenders.

          2.5 Loan Account. Agent shall enter each Revolving Credit Loan as a debit to the Loan Account and shall also record in the Loan Account all payments made by Borrower on Revolving Credit Loans and all proceeds of Collateral which are finally paid to Agent or Lenders, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

          2.6 Letters of Credit. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower to issue its, or cause to be issued by any bank reasonably acceptable to Agent, Letters of Credit for the account of Borrower provided that the LC Amount at any time shall not exceed $500,000.00. No Letter of Credit may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term unless expressly consented to by Agent. Any amounts paid by Agent in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

          2.7 Request for Letter of Credit. Borrower may request Agent to issue or cause to be issued a Letter of Credit by delivering to Agent the applicable letter of credit application (the "Letter of Credit Application"), completed to the reasonable satisfaction of Agent and such other certificates, documents and other papers and information as Agent may reasonably request.

          2.8 Description of Letters of Credit. Each Letter of Credit shall, among other things, (i) provide for the payment of sight or time drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date occurring not later than the earlier of (1) the last day of the Original Term or any Renewal Term or (2) 12 months after such Letter of Credit's date of issuance, except as otherwise expressly agreed to by Agent. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

          2.9 Indemnification. In connection with the issuance or creation of any Letter of Credit, Borrower hereby indemnifies, saves and holds Agent and each Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent or any Lender, and expenses and reasonable attorneys' fees incurred by Agent or any Lender arising out of, or in connection with any Letter of Credit to be issued or created for Borrower except to the extent any loss, cost, expense or liability is attributable to Agent's or such Lender's gross negligence or willful misconduct or that of its correspondents. Borrower shall be bound by Agent's or any "Issuing Bank's" regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from Borrower's own, and neither Agent nor any Lender, nor the Issuing Bank, nor any of its correspondents shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit of any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit except for Agent's or any Lender's gross negligence or willful misconduct or that of its correspondents.

          2.10 Agent's Instructions. Borrower shall authorize and direct any bank which issues a Letter of Credit (an "Issuing Bank") to name Borrower as the "Account Party" therein and to deliver to Agent, with a copy to Borrower, all instruments, documents, and other writings and property received by the Issuing Bank pursuant to the Letter of Credit or in connection with any acceptance and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the Letter of Credit Application therefor or any acceptance thereof.

          2.11 Disbursements. Agent will notify Borrower promptly of any presentment for payment under a Letter of Credit, following receipt by it of notification from the Issuing Bank of such presentment, together with notice of the date such payment was made. All disbursements shall be deemed irrevocably to be a request by Borrower for a Revolving Credit Loan on the date such disbursement was made.

          2.12 Reimbursement Obligation. Borrower's obligation to reimburse Agent and Lenders under Subsection 2.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have against Agent or any Lender, the Issuing Bank or the beneficiary of the Letter of Credit, including, without limitation, any defense based upon any draft, demand or certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement or payment by the Issuing Bank under the Letter of Credit ("Bank Payment") to conform to the terms of the Letter of Credit (if, in the Issuing Bank's good faith opinion such disbursement or Bank Payment is determined to be appropriate and other than as a consequence of Agent's, any Lender's or the Issuing Bank's gross negligence or willful misconduct) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement or Bank Payment or the legality, validity, form, regularity or enforceability of the Letter of Credit.

          2.13 Cash Collateral. Upon the occurrence and during the continuation of any Event of Default and with respect to any Letters of Credit which expire subsequent to the last day of the Original Term or any Renewal Term, at the option of Agent, Borrower will pay to Agent, cash in an amount equal to the undrawn face amount of the Letters of Credit. Such cash shall be held by Agent in a cash collateral account (the "Cash Collateral Account"). The Cash Collateral Account shall be maintained at a bank designated by Agent, which shall be any domestic commercial bank having capital and surplus in excess of $100,000,000 in the name of Agent as secured party, and shall be under the sole dominion and control of Agent and subject to the terms of this Subsection 2.13. Borrower hereby pledges and grants to Agent for the ratable benefit of Lenders a security interest in, all such cash and other amounts held in the Cash Collateral Account from time to time and all earnings thereof and proceeds thereon, as security for the payment of all Obligations. Interest and earnings on the Cash Collateral Account shall be the property of Borrower but shall be held in the Cash Collateral Account as Collateral, provided that Agent shall release from the Cash Collateral Account and return to Borrower any funds remaining in the Cash Collateral Account upon indefeasible satisfaction in full of the Obligations. At such time when all Events of Default shall have been cured or waived, Agent shall return any monies then remaining in the Cash Collateral Account.
If at any time, and from time to time, the aggregate amount of the Cash Collateral Account exceeds the maximum liability, fixed or contingent, of Agent with respect to the aggregate face amount of all Letters of Credit then issued and outstanding, Agent shall return any excess to Borrower.

          2.14 Waiver of Liability. Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, any Lender nor any Issuing Bank (except in the event of its own gross negligence or willful misconduct) shall be responsible for:

                    (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of the Letter of Credit or any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                    (ii)  the form, validity, sufficiency,
          accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                    (iii)  errors, omissions, interruptions or
          delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise; or

                    (iv) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted Agent hereunder. In furtherance, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuing Bank, or Agent in good faith in the absence of gross negligence or willful misconduct, shall be binding upon Borrower and shall not put the Issuing Bank, or Agent, as the case may be, under any resulting liability therefor.

          2.15 Lenders' Reimbursement Obligations. Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Credit Loans exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Amount or the Borrowing Base, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

          2.16  Manner of Borrowing and Payment.

               (A) Each borrowing of Revolving Credit Loans shall be advanced according to the Commitment Percentages of Lenders.
The Term Loan shall be advanced according to the Commitment
Percentages of Lenders.

               1. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Credit Note, shall be applied to the Revolving Credit Loans pro rata according to the Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                    (C) Notwithstanding anything to the contrary contained in Sections 2.16(A) and (B) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Credit Loans shall be advanced by Agent and each payment by Borrower on account of Revolving Credit Loans shall be applied first to those Revolving Credit Loans made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Credit Loans made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Credit Loans during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its Commitment Percentage of the difference between (w) such Revolving Credit Loans and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Credit Loans during such Week exceeds the aggregate amount of new Revolving Credit Loans made during such Week, then Agent shall provide each Lender with its Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Credit Loans.

                    (II) Each Lender shall be entitled to earn interest at the applicable interest rate on outstanding Loans which it has funded.

                    (III)     Promptly following each Settlement
Date, Agent shall submit to each Lender a certificate with respect to payments received and Loans made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

               (D) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Loans, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (E) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its Commitment Percentage of the Loans available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender.
If such amount is made available to Agent on a date after a Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Revolving Credit Loans hereunder, on demand from Borrower; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

          2.17. Defaulting Lender.

               (A) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Loan or
(y) notifies either Agent or Borrower that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section
2.16 while such Lender Default remains in effect.

               (B) Loans shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Loans shall be applied to reduce the applicable Loans of each Lender pro rata based on the aggregate of the outstanding Loans of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Loans then outstanding.

               (C) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

               (D)  Other than as expressly set forth in this
Section 2.17, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.17 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

               (E) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.


SECTION 3.     INTEREST, FEES, TERM AND REPAYMENT

          3.1 Interest, Fees and Charges.

               (A)  Interest.  Borrower shall pay interest
hereunder in arrears on the first day of each month and with respect to (a) the principal amount of Term Loan, at a fluctuating rate per annum equal to the Alternate Base Rate plus one and one-quarter percent (1.25%) and (b) the principal amount of the Revolving Loans outstanding at the end of each day, at a fluctuating rate per annum equal to the Alternate Base Rate plus one percent (1.00%). After the date hereof, the foregoing rates of interest shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Alternate Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Alternate Base Rate becomes effective. The Alternate Base Rate in effect on the date hereof shall be the Alternate Base Rate effective as of the opening of business on the date hereof, but if this Agreement is executed on a day that is not a Business Day, the Alternate Base Rate in effect on the date hereof shall be the Alternate Base Rate effective as of the opening of business on the last Business Day immediately preceding the date hereof.

               So long as no Default or Event of Default shall be in existence, the applicable interest rate shall be reduced by one-half of one percent (.50%) at such time as the annual financial statements for the fiscal year ending December 31, 1997 are delivered to Agent in accordance with the provisions of Section 9.1(K) hereof, if such statements show that (a) Borrower is in compliance with all of the covenants set forth herein and (b) Borrower's net income from operations at the end of such fiscal year was greater than $25,000.

               (B) Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a fluctuating rate per annum equal to one percent (1.00%) above the interest rate then in effect with respect to all Loans (the "Default Rate").

               (C) Closing Fee. Upon the execution of this Agreement, Borrower shall pay to Agent a closing fee of $65,000 less that portion of the deposit fee and commitment fee of $50,000 heretofore paid by Borrower to Agent remaining after application of such fee to out of pocket expenses.

               (D) Unused Facility Fee. Borrower shall pay an unused facility fee at the rate of one-quarter of one percent (1/4%) per annum on the difference between (a) the Maximum Revolving Amount and (b) the average daily unpaid balance of the Loans, payable to Agent for the ratable benefit of Lenders quarterly in arrears, commencing on the first day of the calendar quarter following the calendar quarter in which the Closing Date occurs. For purposes of calculating Borrower's payment hereunder, the average outstanding balance of LC Amounts shall be added to the outstanding balance of all Loans for such period.

               (E) Collateral Evaluation Fee. Borrower shall pay Agent a collateral evaluation fee equal to $1,500.00 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

               (F) Collateral Monitoring Fee. Borrower shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit - a collateral monitoring fee in an amount equal to $600.00 per day for each person employed to perform such monitoring, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis; provided, however, so long as no Event of Default shall have occurred, (i) Agent shall only conduct any such collateral monitoring four (4) times during any Contract Year and
(ii) the maximum amount of such collateral monitoring fees during any Contract Year shall not exceed $18,000.

               (G) Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

               (H) Capital Adequacy Charge. In the event that Agent or any Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or such Lender, in their reasonable discretion, to be material, then from time to time, after submission by Agent to Borrower of a written demand therefor, the Borrower shall pay to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender.

               (I) Letter of Credit. Borrower shall pay to Agent for the ratable benefit of Lenders:

                    (I) for standby Letters of Credit, 2.00% per annum of the aggregate face amount of such Letters of Credit outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be due and payable in arrears on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                    (II) for commercial documentary Letters of Credit, a fee equal to 2.00% per annum of the face amount of each such Letter of Credit plus the normal and customary charges associated with the issuance and administration of each such Letter of Credit which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, shall be due and payable in arrears on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

          3.2 Term of Agreement. Subject to Agent's and Lenders' right to cease making Loans to Borrower at any time upon or after the occurrence of Default or Event of Default, this Agreement shall be in effect from the date hereof, through and including February 12, 2000 (the "Original Term"), and this Agreement shall automatically renew itself for one (1) year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 3.3 hereof.

          3.3  Termination.

               (A) Upon at least ninety (90) days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letter of Credit have expired or have been cash collateralized to Agent's satisfaction as provided pursuant to Section 2.13 hereof.

               (B) Agent or Borrower, may terminate this Agreement upon one hundred twenty (120) days prior written notice prior to the expiration of the Original Term or any Renewal Terms, and Agent may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

               (C) At the effective date of any such termination by Borrower (the "Prepayment Date"), Borrower shall pay to Agent (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (the "Prepayment Fee") (a) one percent (1.00%) of the Maximum Revolving Amount plus the outstanding principal balance of the Term Loan if the Prepayment Date occurs from the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date and (y) one half of one percent (.50%) of the Maximum Revolving Amount plus the outstanding principal balance of the Term Loan if the Prepayment Date occurs on or after the first anniversary of the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date. If termination occurs at any time following the second anniversary of the Closing Date no termination charge shall be payable. Notwithstanding the foregoing, if Borrower proposes to make a corporate acquisition which has been approved by the board of directors of Borrower and Agent or any Lender either declines to finance, or participate in the financing of, such acquisition on terms which are then "prevailing market terms", and Borrower terminates this Agreement solely for such reason, the applicable Prepayment Fee to which such Lender would otherwise be entitled shall be reduced by fifty percent (50%).

               (D) All of the Obligations including, without limitation, the Term Loan, shall be forthwith due and payable upon any termination of this Agreement.

               (E) Except as otherwise expressly provided for in this Agreement or the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Loan Documents shall in any way affect or impair the rights, powers, or privileges of Agent or any Lender or obligations, duties, rights, and liabilities of Borrower or Agent or any Lender in any way relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties or representations of Borrower contained in this Agreement or any of the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations of Borrower shall survive such termination or cancellation and Agent and Lenders shall retain their Liens in the Collateral and all of its rights and remedies under this Agreement and the other Loan Documents notwithstanding such termination or cancellation, until all of the Obligations have been paid in full, in immediately available funds.

               (F) It is understood that Borrower may elect to terminate this Agreement in its entirety only; no section or lending facility may be terminated singly.

          3.4 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Agent specifically containing payment provisions which are in conflict with this
Section 3.4 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of:

               (A) Principal, payable on account of Revolving Credit Loans made by Agent to Borrower pursuant to Section 2.1 of this Agreement, shall be payable by Borrower to Agent immediately upon the earliest of (i) the receipt by Agent or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds,
(ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of such Loans, or (iii) termination of this Agreement pursuant to Section 3.3 hereof; provided, however, that if the principal balance of Revolving Credit Loans outstanding at any time shall exceed the Borrowing Base at such time, Borrower shall, on demand, repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess;

               (B) Interest accrued on the Loans shall be due on the earliest of (i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 3.3 hereof; provided, however, that Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient each month to pay all interest accrued on the Obligations during the immediately preceding month;

               (C) Costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrower, on demand, to Agent or to any other Person designated by Agent in writing; and

               (D) The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent as and when provided in this Agreement, the Other Agreements or the Security Documents.

          3.5 Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may reasonably deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by Section 5.4 hereof a credit balance exists in the Loan Account of Borrower, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. In no event shall such credit balance be applied or be deemed to have been applied as a prepayment of the Term Loan unless so requested by Borrower, but Agent may offset such credit balance against the Obligations upon or after the occurrence of an Event of Default.

          3.6 Statements of Account. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower unless Agent is notified by Borrower in writing to the contrary within ninety (90) days after the date each account is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.


SECTION 4.  COLLATERAL:  GENERAL TERMS

          4.1 Security Interest in Collateral. To secure the prompt payment and performance to Agent and Lenders of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of Lenders a continuing security interest in and Lien upon all of Borrower's assets (other than Real Property), including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (A)  Accounts;

               (B)  Inventory;

               (C)  Equipment;

               (D)  General Intangibles;

               (E) All monies and other Property of any kind, now or at any time or times hereafter, in the possession or under the control of Agent, any Lender or a bailee of Agent or any Lender;

               (F) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A), (B),
(C), (D) and (E) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

               (G) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A), (B), (C), (D), (E) or (F) above.

          4.2 Representations, Warranties and Covenants. To induce Agent and Lenders to enter into this Agreement, Borrower represents, warrants, and covenants to Agent and Lenders:

               (A) The Collateral is now and, so long as any Obligations are outstanding, will continue to be owned solely by the Borrower. No other Person has or will have any right, title, interest, claim, or Lien therein, thereon or thereto other than a Permitted Lien.

               (B) Except as specifically consented to in writing by Agent, the Liens granted to Agent for the ratable benefit of Lenders shall be first and prior on the Collateral and as to the Accounts and proceeds, including insurance proceeds, resulting from the sale, disposition, or loss thereof. No further action need be taken to perfect the Liens granted to Agent, other than the filing of continuation statements under the Code or other applicable law, continued possession by Agent of that portion of the Collateral constituting instruments or documents and the processing of Lien notations on motor vehicle title certificates.

               (C)  All goods evidenced by the Collateral
constituting chattel paper, documents or instruments, the possession of which has been given to Agent for the ratable benefit of Lenders, are owned by Borrower and the same are free and clear of any prior Lien. Borrower further warrants and guarantees the value, quantities, sound condition, grades and qualities of the goods and services described therein. Borrower shall pay and discharge when due all taxes, levies, and other charges upon said Collateral and upon the goods evidenced by any documents constituting Collateral and shall defend Agent and Lenders against and save them harmless from all claims of any Person with respect to the Collateral. This indemnity shall include reasonable attorneys' fees and legal expenses.

          4.3 Lien Perfection. To execute the financing statements provided for by the Code together with any and all other instruments, assignments or documents and shall take such other action as may be required to perfect or to continue the perfection of Agent's and Lenders' security interest in the Collateral, including, without limitation, the execution at Agent's request for all documents deemed necessary by Agent to cause Agent's and Lenders' Lien to be noted on any motor vehicle title certificates for motor vehicles forming a part of the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

          4.4 Location of Collateral. All Collateral, other than Inventory in transit, will at all times be kept by Borrower at one or more of the business locations set forth in Schedule 4.4 and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default for (A) sales of Inventory in the ordinary course of business; (B) the storage of Inventory at locations within the continental United States other than those shown on Schedule 4.4 if (i) Borrower gives Agent written notice of the new storage location at least thirty (30) days prior to storing Inventory at such location, (ii) Agent's and Lenders' security interest in such Inventory is and continues to be a duly perfected, first priority Lien thereon, (iii) neither Borrower's nor Agent's right of entry upon the premises where such Inventory is stored, or its right to remove the Inventory therefrom, is in any way restricted, (iv) the owner of such premises agrees with Agent not to assert any landlord's, bailee's or other Lien in respect of the Inventory for unpaid rent or storage charges except as otherwise provided herein and (v) all negotiable documents and receipts in respect of any Collateral maintained at such premises are promptly delivered to Agent; (C) temporary transfers (for a period not to exceed three (3) months in any event) of Equipment from a location set forth on Schedule 4.4 to another location if done for the limited purpose of repairing, refurbishing or overhauling such Equipment in the ordinary course of Borrower's business and (D) removals in connection with dispositions of Equipment that are authorized by Section 7.4 hereof.

          4.5 Insurance of Collateral. To maintain and pay for insurance upon all Collateral wherever located, in storage or in transit in vehicles, including goods evidenced by documents, covering casualty, hazard, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Agent to insure Agent's and Lenders' interest in the Collateral. Borrower shall deliver the originals of such policies to Agent with satisfactory lender's loss payable endorsements naming Agent loss payee. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than twenty (20) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or owner of the Property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Borrower shall (a) keep all of its insurance properties and properties in which the Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts, if any, as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; and (e) furnish Agent with
(i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least fifteen (15) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to the Agent, naming Agent as loss payee as its interest may appear or as a co-insured, as the case may be, with respect to all insurance coverage referred to above, and providing (A) that all proceeds thereunder shall be payable to the Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least twenty (20) days' prior written notice is given to the Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by the Agent and Borrower to make payment for such loss to the Agent and not to Borrower and the Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and the Agent jointly, the Agent may endorse Borrower's name thereon and do such other things as the Agent may deem advisable to reduce the same to cash. The Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above following the occurrence and during the continuation of an Event of Default. All loss recoveries received by Agent upon any such insurance shall be applied to the Obligations, in such order as Agent in its reasonable discretion shall determine; provided, however, all loss recoveries received by Agent in an aggregate amount less than $150,000 shall be made available to Borrower for the sole purpose of rebuilding and/or replacing the Property which suffered such casualty loss. Any surplus in insurance recoveries, in excess of the then outstanding Obligations, shall be paid by the Agent to Borrower or applied as may be otherwise required by law. If all Obligations hereunder are required to be repaid as a result of any casualty, any deficiency thereon shall be paid by Borrower to Agent, on demand.

          4.6 Protection of Collateral. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower's Loan Account therefor. Borrower agrees to reimburse Agent promptly therefor with interest accruing thereon daily at the Default Rate provided in this Agreement. All sums so paid or incurred by Agent for any of the foregoing and all costs and expenses (including attorneys' fees, legal expenses and court costs) which Agent may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder until paid by Borrower to Agent with interest at the Default Rate, shall be considered Obligations owing by Borrower to Agent hereunder. Such Obligations shall be secured by all Collateral and by any and all other collateral, security, assets, reserves, or funds of Borrower in or coming into the hands or inuring to the benefit of Agent and Lenders. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.



SECTION 5.  PROVISIONS RELATING TO ACCOUNTS

          5.1 Representations, Warranties and Covenants. With respect to all Accounts, Borrower represents and warrants to Agent and Lenders that Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts, and, unless otherwise indicated in writing to Agent, that with respect to each
Account:

               (A) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

               (B) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

               (C) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

               (D) Such Account, and Agent's and Lenders' security interest therein, is not, and will not be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

               (E) Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto;

               (F) There are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

               (G) To the best of Borrower's knowledge, the Account Debtor thereunder (i) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is Solvent; and

               (H) Borrower does not have any knowledge of any fact or circumstance which would impair the validity or collectability of the Account, and to the best of Borrower's knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectability of such Account.

          5.2 Schedules. Borrower shall Deliver to Agent on or before the twentieth day (20th) day of each month as and for the prior month (a) accounts receivable ageings and (b) accounts payable schedules. In addition, Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Accounts by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's and Lenders' Lien with respect to the Collateral.

          5.3  Administration of Accounts.

               (A) Upon the granting of any discounts, allowances or credits by Borrower that are not shown on the face of the invoice for the Account involved, Borrower shall promptly report such discounts, allowances or credits, as the case may be, to Agent and in no event later than the time of its submission to Agent of the next schedules as provided in Section 5.2. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

               (B) If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge the Loan Account of Borrower therefor. Borrower shall notify Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower by reason of the sale and delivery creating the Account.


               (C) Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

          5.4  Collection of Accounts.

               (A) All remittances received by Borrower on account of Accounts shall be held as Agent's and Lenders' property by Borrower as trustee of an express trust for Agent's and Lenders' benefit and Borrower shall immediately deposit same in the Dominion Account as required by and in accordance with Section (B) below. Agent retains the right at all times to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower. Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. For the purpose of computing interest hereunder, all items of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the first Business Day after Agent's receipt of payment in immediately available funds.

               (B) Borrower shall deposit all proceeds of the Collateral or cause the same to be deposited in kind in a Dominion Account pursuant to a lockbox arrangement with such banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such banks to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          5.5 Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of $50,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next set of schedules pursuant to Section 5.2 hereof, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.


SECTION 6.  PROVISIONS RELATING TO INVENTORY

          6.1 Representations, Warranties and Covenants. With respect to Inventory, Borrower represents and warrants to Agent and Lenders that Agent may rely, in determining which items of Inventory constitute Eligible Inventory, on all statements and representations made by Borrower with respect to any Inventory and, unless otherwise indicated in writing to Agent, that:

               (A) All Inventory is presently and will continue to be located at Borrower's places of business listed on Schedule 4.4 and will not be removed therefrom except as authorized by Section
4.4 of this Agreement;

               (B) No Inventory is now, nor shall any Inventory at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Agent's prior written consent and, if Agent gives such consent, Borrower will concurrently therewith cause any such bailee, warehouseman, or similar party to issue and deliver to Agent, in form and substance acceptable to Agent, warehouse receipts therefor in Agent's name;

               (C)  No Inventory is or will be consigned by
Borrower to any Person without Agent's prior written consent, and, if such consent is given, Borrower shall, prior to the delivery of any Inventory on consignment, (i) provide Agent with all consignment agreements to be used in connection with such consignment, all of which shall be acceptable to Agent, (ii) prepare, execute and file appropriate financing statements with respect to any consigned Inventory, showing Agent as assignee,
(iii) conduct a search of all filings made against the consignee in all jurisdictions in which any consigned Inventory is to be located and deliver to Agent copies of the results of all such searches and
(iv) notify, in writing, all the creditors of the consignee which are or may be holders of Liens in the Inventory to be consigned that Borrower expects to deliver certain Inventory to the consignee, all of which Inventory shall be described in such notice by item or type; and

               (D)  No Inventory is or will be produced in
violation of the Fair Labor Standards Act.

          6.2 Inventory Reports. Borrower agrees to furnish Agent with Inventory reports at such times as Agent may request, but at least once each month on or before the twentieth (20th) day of such month. Such reports shall be in form and detail satisfactory to Agent. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall in its discretion request.

          6.3 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory in excess of $50,000 to Borrower, Borrower shall notify Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Inventory. After the occurrence of an Event of Default, Borrower shall hold all returned Inventory in trust for Agent, shall segregate all returned Inventory from all other Property owned by Borrower or in its possession and shall conspicuously label such Inventory as the Property of Agent.


SECTION 7.  PROVISIONS RELATING TO EQUIPMENT

          7.1 Representations, Warranties and Covenants. With respect to the Equipment, Borrower represents, warrants and covenants to and with Agent and Lenders that:

               (A) The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted; and

               (B) Borrower will not permit any of the Equipment to become affixed to any Real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such Real Property has executed a landlord waiver or leasehold mortgage in favor of Agent for the ratable benefit of Lenders, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment subject to first priority Liens in favor of Agent for the ratable benefit of Lenders or subject to Permitted Liens.

          7.2 Evidence of Ownership of Equipment. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment
(including, without limitation, certificates of title and applications for title).

          7.3 Records and Schedules of Equipment. Borrower shall maintain accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with Section 7.4 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent.

          7.4 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate for Borrower during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided that all proceeds thereof are turned over to Agent, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, Borrower shall give Agent at least five (5) days prior written notice of such disposition and Borrower shall turn over to Agent all proceeds realized from any such disposition.


SECTION 8.  REPRESENTATIONS AND WARRANTIES

          8.1  General Representations and Warranties.  To induce
Agent and Lenders to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Agent and Lenders that:

               (A) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. Borrower has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on
Schedule 8.1(A) attached hereto and made a part hereof and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary except where the failure of Borrower to be so qualified would not have a material adverse effect on the financial condition, operations, business, revenues, assets or Properties of Borrower .

               (B)  Corporate Names.  Since January 1, 1995,
Borrower has not been known as or used any corporate, fictitious or trade names except as disclosed on Schedule 8.1(B) attached hereto and made a part hereof. Except as set forth on Schedule 8.1(B), Borrower has not, since January 1, 1995, been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

               (C) Corporate Power and Authority. Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect binding upon Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

               (D) Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

               (E) Use of Proceeds. Borrower's uses of the proceeds of any Loans pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, duly authorized by its Board of Directors, and such uses will not violate any applicable laws including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended).

               (F)  Margin Stock.  Borrower is not engaged
principally, or as one of its important activities, in the business of purchasing or carrying "margin stock" (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loans to Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.

               (G) Governmental Consents. Borrower has, and is in good standing with respect to, all material governmental consents, approvals, authorizations, permits, certificates, inspections, and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

               (H) Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and license necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such material patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Schedule 8.1(H) attached hereto and made a part hereof.

               (I) Capital Structure. Schedule 8.1(I) attached hereto and made a part hereof states (a) the correct name of each of the Subsidiaries of Borrower, the jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (b) the name of Borrower's corporate or joint venture affiliates and the nature of the affiliation, (c) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower, and (d) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower. There are not outstanding any agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

               (J) Solvent Financial Condition. Borrower is now and, after giving effect to initial Loans to be made hereunder, at all times will be, Solvent.

               (K) Restrictions. Borrower is not a party or subject to any material contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness. Neither Borrower nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien that is not a Permitted Lien.

               (L) Litigation. Except as set forth on Schedule 8.1(L) attached hereto and made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Borrower or any of its Subsidiaries, in any court or before any governmental authority or arbitration board or tribunal, and no action, suit, proceeding or investigation shown on Schedule 8.1(L) involves the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgement, decree or rule of any court, governmental authority or arbitration board or tribunal.

               (M) Title to Properties. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its Real Property, and good title to all of its other Property, in each case, free and clear of all Liens except Permitted Liens.

               (N) Financial Statements; Fiscal Year. The balance sheets of MPDI on a Consolidated Basis as of September 30, 1996, and the related statements of income and statements of cash flow, for the periods ended on such dates, have been prepared in accordance with GAAP (except for changes in application in which Borrower's independent certified public accountants concur), and present fairly the financial positions of MPDI and Borrower at such dates and the results of MPDI's and Borrower's operations for such periods. Since September 30, 1996, there has been no material change in the condition, financial or otherwise, of Borrower as shown on the consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real property owned by Borrower except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower ends on the last Saturday of the calendar year.

               (O) Full Disclosure. The financial statements referred to in Section 8.1(N) above, do not, nor does this Agreement or any other written statement of Borrower to Agent (including, without limitation, Borrower's filings, if any, with the Securities and Exchange Commission), contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Agent in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

               (P) Pension Plans. Except as disclosed on Schedule 8.1(P) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries has any Plan. Neither Borrower, any ERISA Affiliate of Borrower, nor any Plan is, in any material respect, in violation of any of the provisions of ERISA, the IRC, or other applicable laws. Except as set forth on Schedule 8.1(P), since January 1, 1992, (a) no Prohibited Transaction or Reportable Event has occurred with respect to any Plan, nor has any Plan been the subject of a waiver of the minimum funding standard under
Section 412 of the IRC; (b) no Plan has experienced an accumulated funding deficiency under Section 412 of the IRC; (c) no lien has been imposed upon Borrower or any ERISA Affiliate of Borrower under
Section 412(n) of the IRC; (d) no Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the IRC apply; (e) no notice of intent to terminate a Plan has been distributed to affected parties or filed with the PBGC under
Section 4041 of ERISA, nor has any Plan been terminated under
Section 4041(e) of ERISA; (f) the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) neither Borrower nor any ERISA Affiliate of Borrower would be liable for any amount pursuant to Sections 4062, 4063 or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans; (h) neither Borrower nor any ERISA Affiliate of Borrower maintains any employee welfare benefit plan, as defined in
Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than is required by applicable law; (i) neither Borrower nor any ERISA Affiliate of Borrower has incurred any material liability for any excise tax arising under Section 4972 or 4980B of the IRC and no fact or event exists which would give rise to any such material liability; and
(j) neither Borrower nor any ERISA Affiliate of Borrower has incurred or expects to incur any withdrawal liability to any Multiemployer Plan.

               (Q) Taxes. Borrower's federal tax identification number is set forth on Schedule 8.1(Q). Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees and other governments, charges that are due and payable, except such taxes, if any, as are being actively contested in good faith and as to which adequate reserves have been provided. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

               (R)  Labor Relations. Except as described on
Schedule 8.1(R) attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

               (S) Compliance With Laws. Borrower has duly complied in all material respects with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business, including, without limitation, OSHA and all Environmental Laws, and since January 1, 1992, there have been no citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation.

               (T) Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

               (U) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

               (V) Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

               (W)  Business Locations; Agent for Process.  Since
January 1, 1992, Borrower has not had any office, place of business or agent for service of process located in any state or county other than as shown on Schedule 8.1(W).

               (X) Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

               (Y) Leases. Schedule 8.1(Y)(i) attached hereto is a complete listing of all capitalized leases of Borrower, and
Schedule 8.1(Y)(i)(i) attached hereto is a complete listing of all operating leases of Borrower.

               (Z)  Investment Company Act.  Borrower is not an
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               (AA) OSHA and Environment Compliance.

                    (a)  There are no outstanding unresolved
citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, Property, leaseholds or Equipment under any Environmental Laws, rules or regulations other than shown on Schedule 8.1(AA).

                    (b)  Borrower has been issued all material
federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                    (c)(i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower which require remediation by Borrower under any applicable Environmental Laws;
(ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower;
(iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower in violation of any Environmental Laws.

               (AB) Indebtedness. Borrower does not have any Indebtedness for Money Borrowed other than Indebtedness expressly permitted by the provisions contained in Section 9.2(C) hereof, after giving effect to the transactions contemplated by this Agreement and the payments being made on the Closing Date.

               (AC) True Copies of Charter and Loan Documents. Borrower has furnished or caused to be furnished to Agent true and complete copies of (a) all charter and other incorporation documents together with any amendments thereto), with respect to Borrower, and (b) by-laws (together with any amendments thereto).

          8.2 Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute (i) an automatic representation and warranty by Borrower to Agent and Lenders that there does not then exist any Default or Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

          8.3  Survival of Representations and Warranties.
Borrower covenants, warrants and represents to Agent and Lenders that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.


SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS

          9.2 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent and Lenders, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

               (A) Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and Properties as and when such taxes, assessments and charges are due and payable, except and to the extent only that such taxes, assessments and charges are being actively contested in good faith and by appropriate proceedings, Borrower maintains adequate reserves on its books therefor and the nonpayment of such taxes, assessments and charges does not result in a Lien upon any Properties of Borrower other than a Permitted Lien. Borrower shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties except for Permitted Liens.

               (B) Tax Returns. File, and cause each Subsidiary to file, all federal, state and local tax returns and other reports Borrower or such Subsidiary is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it.

               (C) Payment of Bank Charges. Pay to Agent, on demand, any and all fees, costs or expenses which Agent pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent, proceeds of loans made by Agent to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent, of any check or item of payment received or delivered to Agent on account of the Obligations.

               (D) Business and Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which the failure to be so qualified might have a material adverse effect on the financial condition, operations, business revenues, assets or Properties of Borrower.

               (E) Maintain Properties. Maintain, and cause each Subsidiary to maintain, its Properties in good condition and make, and cause each Subsidiary to make, all necessary renewals, repairs, replacements, additions and improvements thereto.

               (F) Compliance with Laws. Comply in all material respects, and cause each Subsidiary to comply in all material aspects, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, all Environmental Laws, and obtain and keep in force any and all material licenses, permits, franchises, or other governmental authorizations from, give all such notices promptly to, register, enroll or file promptly all such agreements, instruments or documents required by applicable laws with, and promptly take all such other legally required action with respect to, any governmental or regulatory authority, agency or official, including, without limitation, any state or federal agency or subdivision that regulates environmental activities or is otherwise involved in monitoring or enforcing Environmental Laws as is required from under any provision of any applicable law and that Borrower or Agent reasonably deems necessary (a) for the continued operation of any of Borrower's activities or business or the performance by Borrower of any of its agreements or obligations under this Agreement, the Security Documents or any of the Loan Documents, or (b) to ensure the continuing legality, validity, binding effect or enforceability of this Agreement, the Security Documents or any of the Loan Documents or any of the Obligations thereunder of Borrower necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, Properties, or condition (financial or otherwise) of Borrower.

               (G) ERISA Compliance. (i) At all times make timely payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to said Section; (iii) notify Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Agent, promptly upon Agent's request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

               (H)  ERISA Events.  Borrower shall furnish to Agent:
(a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of Borrower setting forth the details concerning such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC, if a copy of such notice is available to Borrower ; (b) promptly after receipt thereof, a copy of any notice of any potential material liability, adverse determination letter, ruling or opinion Borrower may receive from the PBGC or the Internal Revenue Service with respect to any Plan; (c) when the same is made available to participants in a Plan, all notices of a significant reduction in the rate of benefit accrual or plan termination to the participants by the administrator of such Plan; and (d) promptly after receipt thereof, any notice from any Multiemployer Plan to which Borrower or any ERISA Affiliate of Borrower contributes which quantifies any actual or potential withdrawal liability which will or may be imposed upon the withdrawal of Borrower or any ERISA Affiliate of Borrower from such Multiemployer Plan.

               (I)  Business Records.  Keep, and cause each
Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions.

               (J) Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

               (K) Financial Statements. Cause to be prepared and furnished to Agent the following (all to be kept and prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountant concur in any change therein and such change is disclosed to Agent and is consistent with GAAP):

                    (i)  as soon as possible, but not later than
                    one hundred twenty (120) days after the close of each fiscal year of Borrower, unqualified audited financial statements of MPDI on a Consolidated Basis as of the end of such year together with supplementary consolidating schedules covering Borrower and any other Subsidiary of MPDI for any fiscal year during which Borrower shall not have been the sole subsidiary of MPDI, including, but not limited to, statements of income and cash flow from the beginning of the current year to the end of the current year and the balance sheet as at the end of such year, setting forth in comparative form the corresponding figures for the preceding year, reported on without qualification by a firm of independent certified public accountants of recognized national standing or otherwise acceptable to Agent (except for a qualification for a change in accounting principles with which the independent public accountant concurs);

                    (ii) as soon as possible, but not later than sixty (60) days after the end of each fiscal quarter of Borrower, unaudited interim financial statements of MPDI and Borrower on a Consolidated Basis, as of the end of such quarter and of the portion of MPDI's and Borrower's fiscal year then elapsed together with supplementary consolidating schedules covering Borrower and any other subsidiary of MPDI for any fiscal quarter during which Borrower shall not have been the sole subsidiary of MPDI, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of MPDI and Borrower for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                    (iii) as soon as possible, but not later than forty-five (45) days after the end of each month hereafter, unaudited interim financial statements of MPDI and Borrower on a Consolidated Basis, as of the end of such month and of the portion of MPDI's and Borrower's fiscal year then elapsed, together with supplementary consolidating schedules covering Borrower and any other subsidiary of MPDI for any month during which Borrower shall not have been the sole subsidiary of MPDI, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations of MPDI and Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                    (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                    (v) as soon as available, and in any event no later than the end of each fiscal year of Borrower, deliver to Agent Projections of MPDI and Borrower on a consolidated and consolidating basis for the immediately next fiscal year, on a month by month basis; and

                    (vi) such other data and information
                    (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of operations, including, without limitation, federal income tax returns of Borrower, accounts payable ledgers, and bank statements.

          Within ninety (90) days following the delivery of the financial statements described in clause (i) of this Section 9.1(K), Borrower shall forward to Agent a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and shall also cause to be prepared and furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent that, based upon their examination of the financial statements of MPDI and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i), (ii) and (iii) of this Section 9.1(K), Borrower shall cause to be prepared and furnished to Agent a certificate from the Chief Financial Officer of Borrower certifying to Agent that to the best of his knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower in this Agreement and the other Loan Documents and that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature thereof.

               (L)  Notices to Agent.  Notify Agent in writing:
(i) promptly after Borrower's learning thereof, of the commencement of litigation affecting Borrower or any of its Properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which may materially and adversely affect Borrower's operations, financial condition, Properties or business or Agent's and Lenders' Lien upon any of the Collateral; (ii) at least sixty (60) days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iii) promptly after Borrower's learning thereof, of any material labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iv) promptly after Borrower's learning thereof, of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Indebtedness of Borrower exceeding $100,000; (v) promptly after the occurrence thereof, of any Default or Event of Default; (vi) promptly after the occurrence thereof, of any default by any obligor under any material note or other evidence of Indebtedness payable to Borrower; and (vii) promptly after the rendition thereof, of any judgment rendered against Borrower or any of Subsidiaries.

               (M) Landlord and Storage Agreements. Provide Agent with copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

               (N) Subordinations. Provide Agent with debt subordination agreements, in form and substance satisfactory to Agent, executed by Borrower and any Person who is an officer, director or Affiliate of Borrower to whom Borrower is or hereafter becomes indebted for Money Borrowed, subordinating in right of payment and claim all of such Indebtedness and any future advances thereon to the full and final payment and performance of the Obligations.

               (O) Further Assurances. At Agent's request, promptly execute or cause to be executed and deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Accounts of Borrower, exceeding $100,000 arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Agent thereof in writing and shall execute any instruments and take any other action required or requested by Agent to comply with the provisions of the Federal Assignment of Claims Act with regard to any Accounts other than progress billings; provided, however, after the occurrence and during the continuance of an Event of Default, Agent may require Borrower to comply with the provisions of the Federal Assignment of Claims Act with regard to any Accounts other than progress billings, notwithstanding that the face value of any such Account is less than $100,000. For purposes of this paragraph Accounts shall mean accounts as defined under the Uniform Commercial Code of the State of New York.

               (P) Mortgagee Waiver. Borrower shall use its best efforts to deliver to Agent on the Closing Date or thereafter, a mortgagee waiver executed by SCIDA in form and substance satisfactory to Agent on the Real Property. If Borrower shall fail to deliver such waiver to Agent, Agent shall, at its discretion, maintain a reserve which shall not exceed an amount equal to Borrower's aggregate payment obligations to SCIDA for a period of three (3) months.

               (Q)  Environmental Matters.

               (i) Borrower will ensure that Borrower's Real Property remains in compliance in all material respects with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any of Borrower's Real Property except as not prohibited by applicable law or appropriate governmental authorities.

               (ii) Borrower will establish and maintain a system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws which system shall include periodic reviews of such compliance and shall be appropriate to the nature of Borrower's business.

               (iii) Borrower will (a) employ in connection with its use of its Real Property appropriate technology necessary to maintain compliance in all material respects with any applicable Environmental Laws and (b) dispose of any and all Hazardous Waste generated at Borrower's Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. To the extent required by applicable Environmental Laws, Borrower shall obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators in connection with the transport or disposal of any Hazardous Waste generated at Borrower's Real Property.

               (iv) In the event Borrower obtains, gives or receives notice of any Release or threat of release of a reportable quantity of any Hazardous Substances at Borrower's Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at Borrower's Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting Borrower's Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which Borrower's Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to the Agent setting forth facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent and Lenders to protect their security interest in Borrower's Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

               (v) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at Borrower's Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's and Lenders' security interest in the Collateral.

               (vi) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any Lien other than a Permitted Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply in any material respect with any of the requirements of any Environmental Laws Agent may, but without the obligation to do so, for the sole purpose of protecting Agent's and Lenders' interest in the Collateral and on five (5) Business Days prior written notice to Borrower (except in instances when Agent reasonably determines that an emergency situation exists in which event only one (1) day's notice which may be telephonic) shall be required: (A) give such notices or (B) enter onto its premises (or authorize third parties to enter) and take such actions as the Agent (or such third parties as directed by the Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Loans constituting Revolving Credit Loans shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent and Borrower.

               (vii) Promptly upon the written request of Agent, from time to time Borrower shall provide Agent, at the Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Agent to assess with a reasonable degree of certainty the existence of such Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of Hazardous Substances found on, under, at or within Borrower's Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Agent. If such estimates, individually or in the aggregate, exceed $50,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

               (viii) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders, and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or any Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, or the presence of any Hazardous Substances affecting Borrower's Real Property. Borrower's obligations under this Section 9.1(Q) shall arise upon the discovery of the presence of any Hazardous Substances, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower obligations and the indemnifications hereunder shall survive the termination of this Agreement.

               (ix) For purposes of Sections 8.1(AA), 9.1(Q) and
          9.2(H), all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to all leased or owned premises.

               (R) Insurance. Maintain, at all times, insurance coverage in accordance with the provisions of Section 4.5 herein.

               (S) Intellectual Property. Borrower shall, at such time that it becomes the owner of any material trademark and/or patent applications or registrations, execute the appropriate assignment and security documentation in form and substance satisfactory to Agent granting Agent for the benefit of Lenders a security interest in such trademarks and/or patents.

               (T)  Letters of Credit Supporting Foreign Sales.
Deliver to Agent, at its request, copies of all letters of credit which support foreign sales by Borrower promptly after any such letter of credit is issued.

          9.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or Lenders, Borrower covenants that, unless Agent has first consented thereto in writing, it will not:

               (A) Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person, except a consolidation or merger involving only Borrower and one or more wholly owned Subsidiaries; nor acquire all or any substantial part of the Properties of any Person unless after immediately giving effect to such acquisition,
(i) no Default or Event of Default shall have occurred, (ii) Excess Availability is then equal to or greater than $900,000 and (iii) Agent for the ratable benefit of Lenders has obtained a first priority security interest on such acquired Properties.

               (B) Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, of Borrower's Affiliates, officers or employees.

               (C) Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create incur or suffer to exist, any Indebtedness, except: (i) Obligations owing to Agent and Lenders; (ii) Indebtedness of any Subsidiary to Borrower; (iii) accounts payable to trade creditors which are not aged more than one hundred twenty (120) days from billing date and current operating expenses (other than for Money Borrowed) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business and paid within such time period, unless the same is actively contested in good faith and by appropriate and lawful proceedings and Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by Borrower and its independent accountants; (iv) Obligations to pay Rentals permitted by Section 9.2(W); (v) Permitted Purchase Money Indebtedness; (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (vii) Indebtedness owing to SCIDBA; and (viii) Indebtedness not included in paragraphs (i) through (vii) above solely to be used to make capital expenditures which does not exceed at any time, in the aggregate, $4,000,000 and (ix) Indebtedness which is subordinated to Agent and Lenders pursuant to subordination agreements in form and substance satisfactory to Agent in all respects.

               (D)  Affiliate Transactions.  Except as set forth on
Schedule 9.2(D), enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and which are no less favorable to Borrower than would it obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary.

               (E) Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture.

               (F)  Adverse Transactions.  Enter into any
transaction, or permit any Subsidiary of Borrower to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Schedules of Accounts submitted to Agent pursuant to Section 5.2 of this Agreement.

               (G) Guaranties. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection.

               (H) Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except: (i) Liens at any time granted in favor of Agent and Lenders; (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being contested as permitted by Section 9.1(A) hereof, but only if in Agent's judgment such Lien does not affect adversely Agent's and Lenders' rights or the priority of Agent's and Lenders' Lien in the Collateral; (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required and only if such Liens are junior to the Liens in favor of Agent and Lenders; (iv) Liens resulting from deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; (v) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Agent for the full amount thereof, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (vi) Purchase Money Liens securing Permitted Purchase Money Indebtedness which is not incurred in violation of Section 9.2(C) of this Agreement; (vii) reservations, exceptions, easements, rights of way, Liens and other similar encumbrances affecting Real Property, provided that, in Agent's reasonable judgment, they do not materially interfere with their use in the ordinary conduct of Borrower's business and, if said Real Property constitutes Collateral, Agent has consented thereto; (viii) Liens securing Indebtedness of a Subsidiary to Borrower or another Subsidiary of Borrower; (ix) such other Liens as appear on Schedule 9.2(H) attached hereto; and (x) such other Liens as Agent may hereafter approve in writing.

               (I) Distributions. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions other than Distributions to MPDI up to $100,000 in any Contract Year to be used solely by MPDI for the payment of franchise taxes, state income taxes, NASDAQ fees and other fees and expenses incidental to being a publicly owned company due during such Contract Year.

               (J) Subsidiaries. Hereafter create any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary to whose existence Agent has not consented.

               (K)  Capital Expenditures.  Make Capital
Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrower, exceed $3,000,000 during any fiscal year of Borrower.

               (L) Business Locations. Transfer its principal place of business or chief executive office, or open new manufacturing plants, or transfer existing manufacturing plants, or maintain warehouses or records with respect to Accounts or Inventory, to or at any locations other than those at which the same are presently kept or maintained, as set forth on Schedule 4.4 hereto, except upon at least thirty (30) days prior written notice to Agent and after the delivery to Agent of financing statements, if required by Agent, in form satisfactory to Agent to perfect or continue the perfection of Agent's and Lenders' Lien and security interest hereunder.

               (M)  Change of Business.  Enter into any new
business other than the business of electronics for defense and commercial applications or make any material change in Borrower's business objectives, purposes and operations.

               (N)  Disposition of Assets.  Sell, lease or
otherwise dispose of any of its Properties (excluding any real property), including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of Borrower's business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by Borrower's Subsidiary or (iii) dispositions expressly authorized by this Agreement.

               (O)  Name of Borrower.  Use any corporate name
(other than its own) or any fictitious name, tradestyle or "d/b/a" except for the names disclosed on Schedule 9.2(O) attached hereto.

               (P) Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

               (Q) Executive Compensation. Permit the total annual base salary of its officers, shareholders and directors to exceed during any fiscal year of Borrower one hundred twenty percent (120%) of the amount paid during the preceding fiscal year.

               (R) Use of Agent's Name. Without the prior written consent of Agent, use the name of Agent or any Lender or the name of any Affiliates of Agent or such Lender in connection with any of Borrower's business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of Borrower solely for credit reference purposes.

               (S) Margin Securities. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel satisfactory to Agent to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

               (T) Restricted Investment. Make or have, or permit any Subsidiary to make or have, any Restricted Investment.

               (U) Fiscal Year. Change, or permit any Subsidiary of Borrower to change, its fiscal year, or permit any Subsidiary of Borrower to have a fiscal year different from that of Borrower, in each case, other than a fiscal year ending on December 31.

               (V) Stock of Subsidiary, Etc. Sell or otherwise dispose of any shares of capital stock of any Subsidiary of Borrower, except in connection with a transaction permitted under
Section 9.2(A), or permit any Subsidiary of Borrower to issue any additional shares of its capital stock except director's qualifying shares.

               (W) Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of twelve (12) consecutive months under the lease in question and all other leases under which Borrower is then lessee would exceed $3,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

               (X) Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower or MPDI.

          9.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent and Lenders, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall maintain a Fixed Charge Ratio of not less than (i) .10 to 1.00 for the three month period ending March 31, 1997; (ii) .25 to 1.00 for the six month period ending June 30, 1997; (iii) .50 to 1.00 for the nine month period ending September 30, 1997; (iv) .75 to 1.00 for the twelve month period ending December 31, 1997; and (v) 1.00 to 1.00 as at the end of each fiscal quarter thereafter for the twelve month period then ended.


SECTION 10.  CONDITIONS PRECEDENT

          Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and Lenders under the other Sections of this Agreement, it is understood and agreed neither Agent nor any Lender will make any Loan under Section 2 of this Agreement unless and until each of the following conditions has been and continues to be satisfied, all in form and substance satisfactory to Agent and its counsel:

          10.1 Documentation. Agent shall have received the following documents, each to be in form and substance satisfactory to Agent and its counsel:

               (A)  Certified copies of Borrower's casualty
insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

               (B)  Copies of all filing receipts or
acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent and Lenders in the Collateral and evidence in a form acceptable to Agent that such Liens constitute valid and perfected security interests and Liens, having the Lien priority specified in Section 4.2(B) hereof;

               (C) A copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

               (D) Good standing certificates for Borrower, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its Properties necessitates qualification;

               (E) A closing certificate signed by the President and Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 8 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

               (F) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

               (G)  The Other Agreements duly executed and
delivered by Borrower;

               (H) The favorable, written opinion of Proskauer, Rose, Goetz and Mendelsohn LLP counsel to Borrower, as to the transactions contemplated by this Agreement and any of the other
Loan Documents;

               (I) Borrowing Base Certificate from Borrower reflecting that Borrower has Eligible Accounts and Eligible
Inventory in amounts sufficient in value and amount to support
Loans in the amount requested by Borrower for Borrower on the date of such certificate;

               (J) Duly executed agreements establishing the Dominion Account with a financial institution acceptable to Agent for the collection or servicing of the Accounts;

               (K) Any and all domestic governmental consents, authorizations, orders or approvals necessary to permit the effectuation the transactions contemplated by this Agreement and Loan Documents shall have been granted or obtained;

               (L) Copies of the resolutions in form and substance reasonably satisfactory to it, of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Notes and the Other Agreements on behalf of Borrower;

               (M)  Evidence reasonably satisfactory to Agent that
(i) no litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against Borrower other than as set forth on Schedule 10.1(M) (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which if adversely determined, would, in the reasonable opinion of Agent, materially and adversely affect the business, financial condition or results of operations of Borrower and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any governmental authority;

               (N) After giving effect to the initial Loans hereunder, Borrower shall have Excess Availability of at least
$1,500,000; and

               (O)  Such other documents, instruments and
agreements as Agent shall reasonably request in connection with the foregoing matters.

          10.2 Other Conditions. The following conditions have been and shall continue to be satisfied, in the reasonable discretion of Agent:

               (A)  No Default or Event of Default shall exist;

               (B) Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied;

               (C) Since September 30, 1996, there shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower;

               (D)  No action, proceeding, investigation,
regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents;

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          11.1 Events of Default. The occurrence of any one or moreof the following events shall constitute an "Event of Default":

               (A) Payment of Notes. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on any of the Notes or Borrower shall not be in compliance with the Borrowing Base which non-compliance is not cured within five (5) Business Days after Borrower's receipt of notice of such non-compliance from Agent;.

               (B) Payment of Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

               (C)  Misrepresentations.  Any warranty,
representation, or other statement made or furnished to Agent by or on behalf of Borrower or in any instrument, certificate or financial statement furnished in compliance with or in reference to this Agreement or any of the other Loan Documents proves to have been false or misleading in any material respect when made or furnished.

               (D) Breach of Covenants. Borrower shall fail or neglect to perform, keep or observe (i) any covenant contained in Sections 4.3, 4.4, 4.5, 4.6, 5.2, 9.1(A), 9.1(F), 9.1(J), 9.1(N),
9.2 or 9.3 of this Agreement or (ii) any other covenant contained in this Agreement (other than a covenant, a default in the performance or observance of which is dealt with specifically elsewhere in this Section 11.1) and the breach of such other covenant is not cured to Agent's satisfaction within twenty (20) days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect becomes known to any officer of Borrower.

               (E) Default Under Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Other Agreements and such default shall continue beyond any applicable period of grace.

               (F) Default Under Security Documents. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents and such default shall continue beyond any applicable period of grace.

               (G) Other Defaults. There shall occur any default or event of default on the part of Borrower (including specifically, but without limitation, due to non-payment) under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $250,000 in the aggregate if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

               (H) Uninsured Losses; Unauthorized Dispositions. Any material loss, theft, damage or destruction not fully covered by insurance (as required by this Agreement and subject to such deductibles as Agent shall have agreed to in writing), or sale, lease or encumbrance of any material portion of the Collateral or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this Agreement.

               (I)  Adverse Changes.  There shall occur any
material adverse change in the financial condition or business prospects of Borrower.

               (J) Insolvency, Etc. Any resolution shall be passed or any action shall be taken by Borrower for the termination, winding up, liquidation or dissolution of such Person or its debts, or Borrower shall make an assignment for the benefit of creditors, or Borrower shall file a petition in voluntary liquidation or bankruptcy, or Borrower shall file a petition or answer or consent seeking the reorganization of such Person or the readjustment of any of the Indebtedness of such person under applicable insolvency or bankruptcy laws now or hereafter existing, or Borrower shall consent to the appointment of any receiver, administrator, liquidator, custodian or trustee of all or any part of its property or assets, or corporate action shall be taken by Borrower or personal action taken by Borrower for the purpose of effecting any of the foregoing.

               (K) Bankruptcy Etc. By order or decree of any court of competent jurisdiction, Borrower shall be adjudicated a bankrupt or insolvent, or a petition for proceedings in bankruptcy or liquidation or for the reorganization or the readjustment of its Indebtedness under applicable bankruptcy or insolvency laws now or hereafter existing shall be filed against Borrower, and Borrower shall admit the material allegations thereof, or any order, judgment or decree shall be made approving such petition and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days of their commencement or any receiver, administrator, liquidator or trustee shall be appointed for Borrower or for all or any part of the property of such person and such receiver, administrator, liquidator or trustee shall not be discharged or his jurisdiction shall not be relinquished, vacated or stayed, on appeal or otherwise, within thirty (30) days after his appointment.

               (L)  Solvency.  Borrower shall cease to be Solvent.

               (M) Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be cancelled or terminated prior to the expiration of its stated term; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

               (N) Change of Ownership. A Change of Ownership shall occur.

               (O) ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

               (P) Litigation. Borrower or any Affiliate of Borrower, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

               (Q)  Criminal Forfeiture.  Borrower shall be
criminally convicted under any law that could lead to a forfeiture of any Property of Borrower.

               (R)  Judgments.  Any money judgment, writ of
attachment or similar process in excess of $250,000 is entered or filed against Borrower or any of its Property and results in the creation or imposition of any Lien that is not a Permitted Lien which shall not have been vacated, discharged, stayed or bonded pending appeal within forty (40) days from the entry thereof.

          11.2 Acceleration of the Obligations. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.4 hereof, upon or at any time after the occurrence of an Event of Default as above provided, all or any portion of the Obligations due or to become due from Borrower to Agent, whether under this Agreement, or any of the other Loan Documents or otherwise, shall, at the option of Agent and without notice or demand by Agent, become at once due and payable and Borrower shall forthwith pay to Agent, in addition to any and all sums and charges due, the entire principal of and interest accrued on the Obligations.

          11.3 Remedies. Upon and after the occurrence of an Event of Default, Agent on behalf of Lenders shall have and may exercise from time to time the following rights and remedies:

               (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent or any Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents.

               (B) The right to take immediate possession of the Collateral, and (i) to require Borrower to assemble the Collateral, at Borrower's joint and several expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) to enter any of the premises of Borrower or wherever any of the Collateral shall be located, and to keep and store the same on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Agent for storage thereof).

               (C) The right to sell or otherwise dispose of all or any Inventory or Equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Borrower agree that ten (10) days written notice to Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of such Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent or any Lender may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations.

               (D) Agent on behalf of Lenders is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's and Lenders' benefit.

               (E) The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent or any Lender in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivery any of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

          11.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Agent or contained in any other agreement between Agent and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Agent or any Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and Lenders shall have been fully satisfied, and all Liens, rights, powers, and remedies herein provided for are cumulative and none are exclusive.


SECTION 12.    REGARDING AGENT.

          12.1 Appointment. Each Lender hereby designates IBJS to act as Agent for such Lender under this Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.1(C), (E) and (F)) charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Loan Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

          12.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Loan Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Loans to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

          12.3 Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Loan Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

          Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

          Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          12.4 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          12.5 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

          12.6 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Loan Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

          12.7 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Loans (or, if no Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Loan Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

          12.8 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Loans made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

          12.9 Delivery of Documents. To the extent Agent receives documents and information from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

          12.10 Borrower's Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.


SECTION 13.  MISCELLANEOUS

          13.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower :

               (A) At such time or times hereafter as Agent or said agent, in its sole discretion, may determine, endorse
Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control; and

               (B)  At such time or times upon or after the
occurrence of an Event of Default as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral and to which Borrower has access; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

          13.2 Indemnity. Borrower hereby agrees to indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Agent and any Lender as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Agent and any Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision of this Agreement, the obligation of Borrower under this
Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

          13.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Agent. Borrower may not sell, assign or transfer any interest in this Agreement or any of the other Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Agent's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents or any of the Obligations, or of any portion hereof or thereof, including, without limitation, Agent's and Lenders' rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Agent" hereunder and Agent shall be relieved of all obligations hereunder upon any such assignment.

          13.4 Reimbursement of Expenses. If, at any time or times prior or subsequent to the date hereof, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Agent or any Lender employs counsel for advice or other representation, or incurs legal expenses or other costs or out-of-pocket expenses in connection with: (A) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents including, without limitation, any amendment or modification due to a change of ownership of Borrower or MPDI; or (B) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (C) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent and any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (D) any attempt to enforce any rights of Agent or Lenders against Borrower or any other Person which may be obligated to Agent or Lenders by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (E) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, the attorneys' fees arising from such services and all expenses, costs, charges and other fees of such counsel or of Agent or Lenders or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Agent or Lenders and shall be additional Obligations hereunder secured by the Collateral, provided that no such costs and expenses of any Lender arising solely in connection with such Lender's sale, assignment or transfer of all or a portion of its rights under this Agreement to a Purchasing Lender shall be additional Obligations hereunder unless such fees and expenses were incurred by any Lender in connection with an increase in the total credit facility. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial over-time charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes (excluding taxes imposed upon or measured by the net income of Agent or any Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and penalties thereon, and will indemnify and hold Agent and each Lender harmless from and against liability in connection therewith.

          13.5 Indulgences Not Waivers. Agent's or Lenders' failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Agent or any Lender of an Event of Default by Borrower or Borrower under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower or Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower or Borrower under this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived by Agent, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrower or Borrower.

          13.6 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          13.7 Successors and Assigns.

               (A)  This Agreement, the Other Agreements and the
Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Agent. This provision, however, shall not be deemed to modify Section 13.3 hereof.

               (B) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"), provided, however that in no event shall the Commitment Percentage of IBJS be less than fifty one percent (51%) at any time or from time to time. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

               (C) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Loan Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $2,500,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement,
(i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loan Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loan Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

               (D) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $2500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

               (E) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

          13.8 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.6 of this Agreement and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          13.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

          13.10 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, addressed as follows:

(a) If to Agent or IBJS: IBJ Schroder Bank & Trust Company
                         One State Street
                         New York, New York 10004
                         Attention:  Al Scoyni
                         Telephone:  212-858-2020
                         Telecopier: 212-858-2768

With a copy to:          Hahn & Hessen LLP
                         350 Fifth Avenue
                         New York, New York 10118
                         Attention:  Steven J. Seif, Esq.
                         Telephone:  212-736-1000
                         Telecopier: 212-594-7167

(b) If to Borrower:      MPD Technologies, Inc.
                         49 Wireless Boulevard
                         Hauppauge, New York 11788
                         Attention:  Paul Donofrio
                         Telephone:  (516) 231-1400
                         Telecopier: (516) 231-0712

    With a copy to:      Proskauer Rose Goetz & Mendelsohn LLP
                         1585 Broadway
                         New York, New York 10036
                         Attention:  Stephen W. Rubin, Esq.
                         Telephone:  212-969-3330
                         Telecopier: 212-969-2900

or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10; provided, however, that any notice, request or demand to or upon Agent pursuant to Sections 2.2 or 3.3 shall not be effective until received by Agent. Any written notice that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date such notice is actually received by the noticed party.

          13.11 Agent's Consent. Whenever Agent's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

          13.12 Demand Obligations. Nothing in this Agreement shall affect or abrogate the demand nature of any portion of the Obligations expressly made payable on demand by this Agreement or by any instrument evidencing or securing same, and the occurrence of an Event of Default shall not be a prerequisite for Agent's requiring payment of such Obligations other than the Revolving Credit Loan and the Term Loan.

          13.13     Entire Agreement.

          (A) This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

          (B) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this Section 13.13(B), from time to time enter into written supplemental agreements to this Agreement, the Notes or the Loan Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

               (I) increase the Commitment Percentage of any Lender.

               (II) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

               (III)  alter the definition of the term Required
Lenders or alter, amend or modify this Section 13.13(B).

               (IV) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $500,000.

               (V)    change the rights and duties of Agent.

Any such supplemental agreement shall apply equally to each of Lenders and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

          13.14 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

          13.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN NEW YORK, NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW YORK, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW YORK. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, ANY LENDER OR AGENT, BORROWER, EACH LENDER AND AGENT HEREBY CONSENT AND AGREE THAT THE SUPREME COURT OF NEW YORK COUNTY, NEW YORK OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, ANY LENDER AND AGENT PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING FOR SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

          13.16 WAIVER OF TRIAL BY JURY AND OTHER WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) ANY RIGHT BORROWER MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE AGENT TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHOSE LOANS TO BORROWER ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING AGENT AND LENDERS FROM ANY LOSS OR DAMAGE AGENT OR ANY LENDER MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY AGENT OR ANY LENDER FROM BORROWER OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS; AND (vi) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDERS' ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.





          IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning hereof.


                                   Executed in New York, New York:


                                   MPD TECHNOLOGIES, INC.


                                   By:____________________________
                                      Name:  Paul Donofrio
                                      Its:   Vice President


                                   IBJ SCHRODER BANK & TRUST
                                   COMPANY, as Lender and as Agent


                                   By:____________________________
                                      Name:  Kevin Madigan
                                      Its:   Vice President

                                   Commitment Percentage:  100%




























                         TABLE OF CONTENTS

SECTION 1.  GENERAL DEFINITIONS                                 1
          1.1. Defined Terms                                    1
          1.2. Accounting Terms                                13
          1.3. Other Terms                                     14
          1.4. Certain Matters of Construction                 14

SECTION 2.  CREDIT FACILITY                                    14
          2.1. Revolving Credit Loans                          14
          2.2. Manner of Borrowing Revolving Credit Loans      15
          2.3. Term Loan                                       15
          2.4. All Loans to Constitute One Obligation          16
          2.5. Loan Account                                    16
          2.6. Letters of Credit                               16
          2.7. Request for Letter of Credit                    16
          2.8. Description of Letters of Credit                16
          2.9. Indemnification                                 17
          2.10.     Agent's Instructions                       17
          2.11.     Disbursements                              17
          2.12.     Reimbursement Obligation                   17
          2.13.     Cash Collateral                            18
          2.14.     Waiver of Liability                        18
          2.15.     Lenders' Reimbursement Obligations         19
          2.16.     Manner of Borrowing and Payment            20
          2.17.     Defaulting Lender                          21

SECTION 3.     INTEREST, FEES, TERM AND REPAYMENT              22
          3.1. Interest, Fees and Charges                      23
          (A)  Interest                                        23
          (B)  Default Rate of Interest                        23
          (C)  Closing Fee                                     23
          (D)  Unused Facility Fee                             23
          (E)  Collateral Evaluation Fee                       24
          (F)  Collateral Monitoring Fee                       24
          (G)  Computation of Interest and Fees                24
          (H)  Capital Adequacy Charge                         24
          (I)  Letter of Credit                                24
          3.2. Term of Agreement                               25
          3.3. Termination                                     25
          3.4. Payments                                        26
          3.5. Application of Payments and Collections         27
          3.6. Statements of Account                           27

SECTION 4.  COLLATERAL:  GENERAL TERMS                         28
          4.1. Security Interest in Collateral                 28
          4.2. Representations, Warranties and Covenants       28
          4.3. Lien Perfection                                 29
          4.4. Location of Collateral                          29
          4.5. Insurance of Collateral                         30
          4.6. Protection of Collateral                        31

SECTION 5.  PROVISIONS RELATING TO ACCOUNTS                    32
          5.1. Representations, Warranties and Covenants       32
          5.2. Schedules                                       33
          5.3. Administration of Accounts                      33
          5.4. Collection of Accounts                          34
          5.5. Notice Regarding Disputed Accounts              34

SECTION 6.  PROVISIONS RELATING TO INVENTORY                   34
          6.1. Representations, Warranties and Covenants       34
          6.2. Inventory Reports                               35
          6.3. Returns of Inventory                            35

SECTION 7.  PROVISIONS RELATING TO EQUIPMENT                   36
          7.1. Representations, Warranties and Covenants       36
          7.2. Evidence of Ownership of Equipment              36
          7.3. Records and Schedules of Equipment              36
          7.4. Dispositions of Equipment                       36

SECTION 8.  REPRESENTATIONS AND WARRANTIES                     37
          8.1. General Representations and Warranties          37
          (A)  Organization and Qualification                  37
          (B)  Corporate Names                                 37
          (C)  Corporate Power and Authority                   37
          (D)  Legally Enforceable Agreement                   37
          (E)  Use of Proceeds                                 38
          (F)  Margin Stock                                    38
          (G)  Governmental Consents                           38
          (H)  Patents, Trademarks, Copyrights and Licenses38
          (I)  Capital Structure                               38
          (J)  Solvent Financial Condition                     39
          (K)  Restrictions                                    39
          (L)  Litigation                                      39
          (M)  Title to Properties                             39
          (N)  Financial Statements; Fiscal Year               39
          (O)  Full Disclosure                                 40
          (P)  Pension Plans                                   40
          (Q)  Taxes                                           41
          (R)  Labor Relations                                 41
          (S)  Compliance With Laws                            41
          (T)  Surety Obligations                              41
          (U)  No Defaults                                     41
          (V)  Brokers                                         41
          (W)  Business Locations; Agent for Process           42
          (X)  Trade Relations                                 42
          (Y)  Leases                                          42
          (Z)  Investment Company Act                          42
          (AA) OSHA and Environment Compliance                 42
          (AB) Indebtedness                                    42
          (AC) True Copies of Charter and Loan Documents       43
          8.2. Reaffirmation                                   43
          8.3. Survival of Representations and Warranties      43

SECTION 9.  COVENANTS AND CONTINUING AGREEMENTS                43
          9.1. Affirmative Covenants                           43
          (A)  Taxes and Liens                                 43
          (B)  Tax Returns                                     43
          (C)  Payment of Bank Charges                         44
          (D)  Business and Existence                          44
          (E)  Maintain Properties                             44
          (F)  Compliance with Laws                            44
          (G)  ERISA Compliance                                44
          (H)  ERISA Events                                    45
          (I)  Business Records                                45
          (J)  Visits and Inspections                          45
          (K)  Financial Statements                            45
          (L)  Notices to Agent                                47
          (M)  Landlord and Storage Agreements                 48
          (N)  Subordinations                                  48
          (O)  Further Assurances                              48
          (P)  Mortgagee Waiver                                48
          (Q)  Environmental Matters                           49
          (R)  Insurance                                       51
          (S)  Intellectual Property                           51
          (T)  Letters of Credit Supporting Foreign Sales      52
          9.2. Negative Covenants                              52
          (A)  Mergers; Consolidations; Acquisitions           52
          (B)  Loans                                           52
          (C)  Total Indebtedness                              52
          (D)  Affiliate Transactions                          52
          (E)  Partnerships or Joint Ventures                  53
          (F)  Adverse Transactions                            53
          (G)  Guaranties                                      53
          (H)  Limitation on Liens                             53
          (I)  Distributions                                   54
          (J)  Subsidiaries                                    54
          (K)  Capital Expenditures                            54
          (L)  Business Locations                              54
          (M)  Change of Business                              54
          (N)  Disposition of Assets                           54
          (O)  Name of Borrower                                55
          (P)  Bill-and-Hold Sales, Etc                        55
          (Q)  Executive Compensation                          55
          (R)  Use of Agent's Name                             55
          (S)  Margin Securities                               55
          (T)  Restricted Investment                           55
          (U)  Fiscal Year                                     55
          (V)  Stock of Subsidiary, Etc                        55
          (W)  Leases                                          55
          (X)  Tax Consolidation                               56
          9.3. Specific Financial Covenants                    56



SECTION 10.  CONDITIONS PRECEDENT                              56
          10.1. Documentation                                  56
          10.2. Other Conditions                               58

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON
             DEFAULT                                           58
          11.1. Events of Default                              58
          (A)  Payment of Notes                                58
          (B)  Payment of Obligations                          59
          (C)  Misrepresentations                              59
          (D)  Breach of Covenants                             59
          (E)  Default Under Other Agreements                  59
          (F)  Default Under Security Documents                59
          (G)  Other Defaults                                  59
          (H)  Uninsured Losses; Unauthorized Dispositions     59
          (I)  Adverse Changes                                 60
          (J)  Insolvency, Etc                                 60
          (K)  Bankruptcy Etc                                  60
          (L)  Solvency                                        60
          (M)  Business Disruption; Condemnation               60
          (N)  Change of Ownership                             61
          (O)  ERISA                                           61
          (P)  Litigation                                      61
          (Q)  Criminal Forfeiture                             61
          (R)  Judgments                                       61
          11.2. Acceleration of the Obligations                61
          11.3. Remedies                                       61
          11.4. Remedies Cumulative; No Waiver                 63

SECTION 12.    REGARDING AGENT                                 63
          12.1.     Appointment                                63
          12.2.     Nature of Duties                           63
          12.3.     Lack of Reliance on Agent and
                    Resignation                                64
          12.4.     Certain Rights of Agent                    65
          12.5.     Reliance                                   65
          12.6.     Notice of Default                          65
          12.7.     Indemnification                            65
          12.8.     Agent in its Individual Capacity           66
          12.9.     Delivery of Documents                      66
          12.10.    Borrower's Undertaking to Agent66

SECTION 13.  MISCELLANEOUS                                     66
          13.1.     Power of Attorney                          66
          13.2.     Indemnity                                  67
          13.3.     Modification of Agreement; Sale of
                    Interest                                   67
          13.4.     Reimbursement of Expenses                  68
          13.5.     Indulgences Not Waivers                    69
          13.6.     Severability                               69
          13.7.     Successors and Assigns                     69
          13.8.     Cumulative Effect; Conflict of
                    Terms                                      71
          13.9.     Execution in Counterparts                  71
          13.10.    Notice                                     71
          13.11.    Agent's Consent                            72
          13.12.    Demand Obligations                         72
          13.13.    Entire Agreement                           72
          13.14.    Interpretation                             73
          13.15.    GOVERNING LAW; CONSENT TO FORUM            73
          13.16.    WAIVER OF TRIAL BY JURY AND OTHER
                    WAIVERS BY BORROWER                        74